UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Invesco Exchange-Traded Self-Indexed Fund Trust

(Exact name of registrant as specified in its charter)

Delaware		See Below
(State of incorporation or organization)		(I.R.S. Employer Identification No.)
3500 Lacey Road, Suite 700
Downers Grove, IL		60515
(Address of Principal Executive Offices)		(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class		Name of the exchange on which
to be so registered		each class is to be registered
Shares of beneficial interest, par value $0.01 per share
Invesco BulletShares 2030	Corporate Bond ETF	The Nasdaq Stock Market LLC
Invesco BulletShares 2030	Municipal Bond ETF	The Nasdaq Stock Market LLC
Invesco BulletShares 2028	High Yield Corporate Bond ETF	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ⬜

Securities Act registration statement file number to which this form relates:

333-221046

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, $0.01 par value, of Invesco BulletShares 2030 Corporate Bond ETF, Invesco BulletShares 2030 Municipal Bond ETF and Invesco BulletShares 2028 High Yield Corporate Bond ETF, each a series of Invesco Exchange-Traded Self-Indexed Fund Trust (the "Trust"), to be registered hereunder is set forth in the Post-Effective Amendment No. 89 to the Trust's Registration Statement on Form N- 1A (File Nos. 333-221046; 811-23304) as filed with the Securities and Exchange Commission on September 8, 2020, which description is incorporated herein by reference.

Each series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

	Series Name	EIN

Invesco BulletShares 2030	Corporate Bond ETF	85-2076377

Invesco BulletShares 2030	Municipal Bond ETF	85-2120028

Invesco BulletShares 2028	High Yield Corporate Bond ETF	85-2098072

ITEM 2. EXHIBITS.

1.The Trust's Agreement and Declaration of Trust is included as Exhibit (a)(1) to the Trust's initial Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on October 20, 2017, as amended by Amendment No. 1, included as Exhibit (a)(1)(b) to Post-Effective Amendment No. 30 to the Trust's Registration Statement on Form N-1A (File Nos. 333-221046; 811- 23304), as filed with the Securities and Exchange Commission on December 28, 2018.

2.The Trust's Amended and Restated By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 53 to the Trust's Registration Statement on Form N-1A (File Nos. 333-221046; 811-23304), as filed with the Securities and Exchange Commission on September 4, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 11, 2020

INVESCO EXCHANGE-TRADED SELF-INDEXED

FUND TRUST

By:	/s/ Abigail Murray
Name:	Abigail Murray
Title:	Assistant Secretary